EXHIBIT 10.25.1

FIRST LOAN MODIFICATION TO THE ACCOUNTS RECEIVABLE FINANCING AGREEMENT

      This First Loan Modification Agreement to the Accounts Receivable Financing Agreement (this “Loan Modification Agreement’) is entered into as of May 24, 2001, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) (i) VISUAL NETWORKS, INC., a Delaware corporation, (ii) VISUAL NETWORKS OPERATIONS, INC., a Delaware corporation, (iii) VISUAL NETWORKS INVESTMENTS, INC., a California corporation, (iv) VISUAL NETWORKS TECHNOLOGIES, INC., a California corporation, (v) VISUAL NETWORKS OF TEXAS, L.P., a Texas limited partnership, (vi) VISUAL NETWORKS INSURANCE, INC., a Vermont corporation, (vii) INVERSE NETWORK TECHNOLOGY, a California corporation, and (viii) AVESTA TECHNOLOGIES, INC., a Delaware corporation (jointly, severally and collectively, the “Borrower” or “Borrowers”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 28, 2001, evidenced by, among other documents, (i) a certain Accounts Receivable Financing Agreement dated as of February 28, 2001, between Borrower and Bank (as may be amended from time to time, the “Financing Agreement”) and, (ii) a certain Loan and Security Agreement dated as of February 28, 2001, between Borrower and Bank, (as may be amended from time to time, the “Loan Agreement”). The Financing Agreement established: (i) a accounts receivable line of credit in favor of Borrower in the maximum principal amount of Ten Million Dollars ($10,000,000.00) (the “Accounts Receivable Line”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the “Obligations”.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Financing Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Financing Agreement.

1.	The Financing Agreement shall be amended by deleting the following definitions appearing in Section 1 thereof:

“Net Loss” is a reconciled amount that is calculated as the net loss of the Borrower (on a consolidated basis) as determined by GAAP, and adjusted by (i) non-cash charges including, without limitation, intangible amortization and depreciation, and (ii) non-recurring costs including, without limitation, restructuring charges and intangible asset write-downs.”

“Net Profit” is a reconciled amount that is calculated as the net income of the Borrower (on a consolidated basis) as determined by GAAP, and adjusted by (i) non-cash charges including, without limitation, intangible amortization and depreciation, and (ii) non-recurring costs including, without limitation, restructuring charges and intangible asset write-downs.”

and inserting in lieu thereof the following:

“Net Loss” is a reconciled amount that is calculated as the net loss of the Borrower (on a consolidated basis) as determined by GAAP, and adjusted by (i) non-cash charges including, without limitation, intangible amortization and depreciation, and (ii) non-cash non-recurring costs including, without limitation, restructuring charges and intangible asset write-downs.”

“Net Profit” is a reconciled amount that is calculated as the net income of the Borrower (on a consolidated basis) as determined by GAAP, and adjusted by (i) non-cash charges including, without limitation, intangible amortization and depreciation, and (ii) non-cash non-recurring costs including, without limitation, restructuring charges and intangible asset write-downs.”

2.	The Financing Agreement shall be amended by adding the following definition to appear in Section 1 thereof:

“Committed Equipment Line” represents the equipment advances of up to Four Hundred Fifty Thousand Dollars ($450,000.00) under the Loan Agreement dated as of February 28, 2001 by and between Borrower and Bank.”

3.	The Financing Agreement shall be amended by deleting the following, appearing as Section 6.3(M) thereof, in its entirety:

(M) Borrower shall maintain as of the last day of each month unless otherwise noted:

(1) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least .90 to 1.0 through June 30, 2001; and ratio of Quick Assets to Current Liabilities of at least 1.0 to 1.0 thereafter.

(2) Maximum Net Loss/Minimum Net Profit. (i) quarterly Net Losses not to exceed (A) Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00) for the quarter ending December 31, 2000, (B) Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000.00) for the quarter ending March 31, 2001, (C) Three Million Five Hundred Thousand Dollars ($3,500,000.00) for the quarter ending June 30, 2001; (D) One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) for the quarter ending September 30, 2001; (ii) quarterly Net Profit of at least One Million Dollars ($1,000,000.00) for the quarter ending December 31, 2001; and (iii) a quarterly Net Profit of One Dollar ($1.00), for each quarter thereafter.”

and inserting in lieu thereof the following:

(M) Borrower shall maintain as of the last day of each month unless otherwise noted:

(1) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least .70 to 1.0.

(2) Maximum Net Loss/Minimum Net Profit. (i) quarterly Net Losses not to exceed (A) Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00) for the quarter ending December 31, 2000, (B) Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000.00) for the quarter ending March 31, 2001, (C) Four Million Five Hundred Thousand Dollars ($4,500,000.00) for the quarter ending June 30, 2001; (D)

One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) for the quarter ending September 30, 2001; (ii) quarterly Net Profit of at least One Million Dollars ($1,000,000.00) for the quarter ending December 31, 2001; and (iii) a quarterly Net Profit of One Dollar ($1.00), for each quarter thereafter.”

(3) Debt Service Coverage Ratio. The Borrower shall maintain, as of the last day of each month, a Debt Service Coverage Ratio of not less than 2.50 to 1.0. For purposes hereof “Debt Service Coverage Ratio” shall be defined as: (i) during any month in which no Obligations were outstanding or requested under the Financing Agreement, Eighty Percent (80%) of the amount calculated by dividing the outstanding Obligations under the Committed Equipment Line into the following: accounts receivable, less accounts over ninety (90) days past invoice date, less deferred revenue offsets and customer deposit offsets, or (ii) during any month in which Obligations were outstanding under the Financing Agreement, the remaining amount of borrowing ability available determined pursuant to the terms of the Financing Agreement, divided by all outstanding Obligations under the Committed Equipment Line.”

3.	The Compliance Certificate appearing as Exhibit C to the Financing Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of February 28, 2001, between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (including all Exhibits attached thereto) shall remain in full force and effect and contain an accurate and complete listing of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement.

5. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral in any additional locations, or (ii) change its state of formation, or (iii) change its organizational structure, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its state of formation. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates dated as of February 28, 2001, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificates have not changed, as of the date hereof.

6. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral.

7. CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The Borrower affirms and reaffirms that notwithstanding the terms of the Security Documents to the contrary, (i) that the definition of “Code”, “UCC” or “Uniform Commercial Code” as set forth in the Security Documents shall be deemed to mean and refer to “the Uniform Commercial Code as adopted by The Commonwealth of Massachusetts (presently, Mass. Gen. Laws. Ch. 106), may be amended and in effect from time to time and (ii) the Collateral is all assets of the Borrower. In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower and any guarantor hereby reaffirm and hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

14. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

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      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWERS:	BANK:

VISUAL NETWORKS, INC	SILICON VALLEY BANK, doing business as SILICON VALLEY EAST

By: /s/ Peter J. Minihane	By: /s/ Justin J. Peterson

Name: Peter J. Minihane	Name: Justin J. Peterson

Title: Chief Financial Officer	Title: Vice President

VISUAL NETWORKS OPERATIONS, INC	SILICON VALLEY BANK

By: /s/ Peter J. Minihane	By: /s/ Lee A. Shodiss

Name: Peter J. Minihane	Name: Lee A. Shodiss

Title: Treasurer	Title: Sr. Vice President

VISUAL NETWORKS INVESTMENTS, INC

By: /s/ Peter J. Minihane

Name: Peter J. Minihane

Title: Treasurer

VISUAL NETWORKS TECHNOLOGIES, INC

By: /s/ Peter J. Minihane

Name: Peter J. Minihane

Title: Treasurer

VISUAL NETWORKS OF TEXAS, L.P., by Visual Networks Texas Operations, Inc., its General Partner

By: /s/ Peter J. Minihane

Name: Peter J. Minihane

Title: Treasurer

BORROWERS: (Cont’d)

VISUAL NETWORKS INSURANCE, INC

By: /s/ Peter J. Minihane

Name: Peter J. Minihane

Title: Treasurer

INVERSE NETWORK TECHNOLOGY

By: /s/ Peter J. Minihane

Name: Peter J. Minihane

Title: President

AVESTA TECHNOLOGIES, INC

By: /s/ Peter J. Minihane

Name: Peter J. Minihane

Title: President